Exhibit 99.1

New Relic Announces Second Quarter Fiscal Year 2019 Results
Second quarter revenue increased 36% year-over-year to $114.9 million
Quarterly GAAP operating loss of $(5.5) million; Non-GAAP operating income of $9.7 million
San Francisco – November 6, 2018 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the second quarter of fiscal year 2019 ended September 30, 2018.

“Results for the second quarter exceeded our expectations and marked a successful first half of FY19,” said Lew Cirne, CEO and founder, New Relic. “Enterprise DevOps teams are under pressure to move faster and deliver high-performing software, at scale. That’s why they’re increasingly adopting New Relic as the single platform to manage the performance of their critical digital initiatives - from the customer experience, through applications to the underlying infrastructure.”
Second Quarter Fiscal Year 2019 Financial Highlights*:

•	Revenue of $114.9 million, compared to $84.7 million for the second quarter of fiscal 2018.

•	GAAP loss from operations was $(5.5) million, compared to $(14.8) million for the second quarter of fiscal 2018.

•	Non-GAAP income from operations was $9.7 million, compared to a loss of $(3.5) million for the second quarter of fiscal 2018.

•	GAAP net loss attributable to New Relic per basic share was $(0.15), compared to a loss of $(0.27) per basic share for the second quarter of fiscal 2018.

•	Non-GAAP net income attributable to New Relic per diluted share was $0.20, compared to a loss of $(0.06) per basic share for the second quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $731.1 million at the end of the second quarter of fiscal 2019, compared with $720.9 million at the end of the first quarter of fiscal 2019.
*New Relic adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” (ASC 606) using the modified retrospective method on April 1, 2018. Unless otherwise stated, the financial metrics for the reporting periods during fiscal year 2019 provided in this release are presented in compliance with ASC 606, which replaced ASC 605, “Revenue Recognition” (ASC 605). The financial metrics for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with ASC 605. A reconciliation between our performance with respect to certain financial metrics under ASC 606 to ASC 605 has been included in the appendix to this release.
Second Quarter & Recent Business Highlights:

•	$100K+ Paid Business Accounts as of September 30, 2018 of 786, compared to 586 as of September 30, 2017.

•	56% of ARR from Enterprise Paid Business Accounts as of September 30, 2018, compared to 51% as of September 30, 2017.

•	Dollar-Based Net Expansion Rate for the second quarter of fiscal 2019 of 124%, compared to 123% as of the second quarter of fiscal 2018.

•
Added [https://newrelic.com/press-release/20180823] Michael Christenson, Managing Director of Allen & Company LLC, and Caroline Watteeuw, Executive Vice President and Chief Information Officer of Caliber Home Loans, to the Board of Directors, effective August 21, 2018, bringing the total number of directors to nine.

Exhibit 99.1

•	Signed a definitive agreement establishing a Japanese joint venture [https://newrelic.com/press-release/20180807-2] with Japan Cloud.
Outlook:

New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Third Quarter Fiscal 2019 Outlook:

•	Revenue between $118.5 million and $120.5 million, representing year-over-year growth of between 29% and 31%, respectively.

•	Non-GAAP income from operations of between $3.5 million and $4.5 million.

•	Non-GAAP net income attributable to New Relic per diluted share between $0.12 and $0.13.

•	Full Year Fiscal 2019 Outlook:

•
Revenue between $466.5 million and $469.5 million, representing year-over-year growth of between 31% and 32%, and an increase from prior guidance of between $457.5 million and $462.5 million that was issued on August 7, 2018.

•	Non-GAAP income from operations of between $22.0 million and $24.0 million, an improvement from prior guidance of between $18.0 million and $22.0 million that was issued on August 7, 2018.

•	Non-GAAP net income attributable to New Relic per diluted share between $0.42 and $0.48, an improvement from prior guidance of between $0.39 and $0.46 that was issued on August 7, 2018.
Conference Call Details:

•	What: New Relic financial results for the second quarter of fiscal year 2019 and outlook for the third quarter and the full year of fiscal 2019

•	When: November 6, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (866) 393-4306, and for international callers, please dial (734) 385-2616. Callers may provide confirmation number 9225017 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•
Replay: Following the completion of the call through 11:59 PM Eastern Time on November 13, 2018, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 9225017.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.
Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the third quarter and for the full year of fiscal 2019, such as revenue, non-GAAP income from operations, non-GAAP net income per diluted share, free cash flow, gross margins, operating margins, deferred revenue, physical capital expenditures, capitalized software, cash from operations, anticipated headcount, including hiring plans for the remainder of fiscal 2019, fiscal 2019 capital expenditures, and market trends and opportunity, including the anticipated success of New Relic’s application-centric strategy, the ability

Exhibit 99.1

to become the dominant platform for monitoring, managing, and operating digital systems, the increasing use of software to improve business outcomes, the opportunity in the market segment that is currently not using a monitoring platform, the market opportunity beyond APM, New Relic’s favorable position within the technology value chain, the ability to provide meaningful value to evolving modern digital environments using New Relic’s multi-tenant model, the growth of the platform or any individual product, New Relic’s customer adoption, including any fluctuations to the paid business accounts metric as New Relic focuses toward upmarket opportunities and optimizing for economical growth, New Relic’s ability to scale, the pace of hiring activity and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results, New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including in the Quarterly Report on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov. All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP net income (loss), non-GAAP net income per diluted share, non-GAAP net loss per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss) from operations and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, (6) employer payroll tax expense on equity incentive plans, and (7) amortization of debt discount and issuance costs. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by weighted average shares used to compute net income (loss) per share attributable to common stockholders, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.

Exhibit 99.1

Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued approximately $500 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The imputed interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per basic and diluted share to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Exhibit 99.1

Investor Contact
Tony Righetti
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenue	$114,896	$84,685	$223,117	$164,783
Cost of revenue	18,447	15,694	35,497	30,671
Gross profit	96,449	68,991	187,620	134,112
Operating expenses:
Research and development	23,962	18,266	46,565	36,532
Sales and marketing	61,142	51,261	118,630	100,622
General and administrative	16,880	14,305	31,591	28,247
Total operating expenses	101,984	83,832	196,786	165,401
Loss from operations	(5,535)	(14,841)	(9,166)	(31,289)
Other income (expense):
Interest income	3,259	512	5,104	969
Interest expense	(5,597)	(21)	(8,263)	(43)
Other income (expense), net	(435)	(152)	(1,277)	162
Loss before income taxes	(8,308)	(14,502)	(13,602)	(30,201)
Income tax provision	225	189	546	424
Net loss	$(8,533)	$(14,691)	$(14,148)	$(30,625)
Net loss attributable to redeemable non-controlling interest	197	—	197	—
Net loss attributable to New Relic	$(8,336)	$(14,691)	$(13,951)	$(30,625)
Net loss per share, basic and diluted	$(0.15)	$(0.27)	$(0.25)	$(0.57)
Weighted-average shares used to compute net loss per share, basic and diluted	56,706	54,699	56,446	54,201

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2018	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$196,797	$132,479
Short-term investments	534,311	115,441
Accounts receivable, net of allowance for doubtful accounts of $1,551 and $1,728, respectively	76,019	99,488
Prepaid expenses and other current assets	18,049	15,591
Deferred contract acquisition costs	23,409	—
Total current assets	848,585	362,999
Property and equipment, net	62,738	53,899
Restricted cash	8,203	8,202
Goodwill	11,828	11,828
Intangible assets, net	918	1,312
Deferred contract acquisition costs, non-current	22,731	—
Other assets	4,525	5,086
Total assets	$959,528	$443,326
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$10,618	$2,985
Accrued compensation and benefits	20,323	17,414
Other current liabilities	9,823	8,619
Deferred revenue	181,764	189,633
Total current liabilities	222,528	218,651
Convertible senior notes, net	395,824	—
Deferred rent, non-current	10,291	8,147
Deferred revenue, non-current	8,917	649
Other liabilities, non-current	722	775
Total liabilities	638,282	228,222
Redeemable non-controlling interest	3,399	—
Stockholders’ equity:
Common stock, $0.001 par value	57	56
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	597,248	521,119
Accumulated other comprehensive loss	(573)	(324)
Accumulated deficit	(278,622)	(305,484)
Total stockholders’ equity	317,847	215,104
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$959,528	$443,326

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss attributable to New Relic	$(13,951)	$—
Net loss attributable to redeemable non-controlling interest	$(197)	$—
Net loss:	$(14,148)	$(30,625)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,823	11,553
Stock-based compensation expense	24,860	19,845
Amortization of debt discount and issuance costs	7,292	—
Other	588	384
Changes in operating assets and liabilities:
Accounts receivable	23,345	22,522
Prepaid expenses and other assets	724	(5,450)
Deferred contract acquisition costs	(17,415)	—
Accounts payable	1,960	(530)
Accrued compensation and benefits and other liabilities	4,570	2,786
Deferred revenue	639	(3,453)
Deferred rent	976	(431)
Net cash provided by operating activities	58,214	16,601
Cash flows from investing activities:
Purchases of property and equipment	(14,255)	(14,394)
Purchases of short-term investments	(496,229)	(55,126)
Proceeds from sale and maturity of short-term investments	76,683	56,432
Capitalized software development costs	(3,062)	(1,486)
Net cash used in investing activities	(436,863)	(14,574)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	3,596	—
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $11,582	488,669	—
Purchase of capped call related to convertible senior notes	(63,182)	—
Proceeds from employee stock purchase plan	4,887	3,029
Proceeds from exercise of employee stock options	8,998	17,264
Net cash provided by financing activities	442,968	20,293
Net increase in cash, cash equivalents and restricted cash	64,319	22,320
Cash, cash equivalents and restricted cash at beginning of period	140,681	96,420
Cash, cash equivalents and restricted cash at end of period	$205,000	$118,740

Exhibit 99.1

Reconciliation of ASC 605 to ASC 606 Statements of Operations- GAAP
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,			Six Months Ended September 30,
	2018			2018
	ASC 605	Adjustments	ASC 606	ASC 605	Adjustments	ASC 606
Revenue	$114,483	$413	$114,896	$222,736	$381	$223,117
Cost of revenue	18,447	—	18,447	35,497	—	35,497
Gross profit	96,036	413	96,449	187,239	381	187,620
Operating expenses:
Research and development	23,962	—	23,962	46,565	—	46,565
Sales and marketing	65,009	(3,867)	61,142	124,207	(5,577)	118,630
General and administrative	16,880	—	16,880	31,591	—	31,591
Total operating expenses	105,851	(3,867)	101,984	202,363	(5,577)	196,786
Loss from operations	(9,815)	4,280	(5,535)	(15,124)	5,958	(9,166)
Other income (expense):
Interest income	3,259	—	3,259	5,104	—	5,104
Interest expense	(5,597)	—	(5,597)	(8,263)	—	(8,263)
Other income (expense), net	(435)	—	(435)	(1,277)	—	(1,277)
Loss before income taxes	(12,588)	4,280	(8,308)	(19,560)	5,958	(13,602)
Income tax provision	225	—	225	546	—	546
Net loss	$(12,813)	$4,280	$(8,533)	$(20,106)	$5,958	$(14,148)
Net loss attributable to redeemable non-controlling interest	197	$—	197	197	$—	197
Net loss attributable to New Relic	$(12,616)	$4,280	$(8,336)	$(19,909)	$5,958	$(13,951)
Net loss per share, basic and diluted	$(0.22)	$0.07	$(0.15)	$(0.35)	$0.10	$(0.25)
Weighted-average shares used to compute net loss per share, basic and diluted	56,706		56,706	56,446		56,446

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$96,449	$(413)	$96,036	$68,991
Plus: Stock-based compensation	895	—	895	603
Plus: Amortization of purchased intangibles	197	—	197	397
Plus: Amortization of stock-based compensation capitalized in software development costs	174	—	174	238
Plus: Employer payroll tax on employee equity incentive plans	87	—	87	39
Non-GAAP gross profit	$97,802	$(413)	$97,389	$70,268
GAAP gross margin	84%	—%	84%	81%
Non-GAAP adjustments	1%	—%	1%	2%
Non-GAAP gross margin	85%	—%	85%	83%
Reconciliation of operating expenses:
GAAP research and development	$23,962	$—	$23,962	$18,266
Less: Stock-based compensation	(3,858)	—	(3,858)	(3,305)
Less: Employer payroll tax on employee equity incentive plans	(269)	—	(269)	(169)
Non-GAAP research and development	$19,835	$—	$19,835	$14,792
GAAP sales and marketing	$61,142	$3,867	$65,009	$51,261
Less: Stock-based compensation	(6,028)	—	(6,028)	(3,875)
Less: Employer payroll tax on employee equity incentive plans	(209)	—	(209)	(218)
Non-GAAP sales and marketing	$54,905	$3,867	$58,772	$47,168
GAAP general and administrative	$16,880	$—	$16,880	$14,305
Less: Stock-based compensation	(3,052)	—	(3,052)	(2,439)
Less: Transaction costs related to acquisition	(330)		(330)	—
Less: Employer payroll tax on employee equity incentive plans	(95)	—	(95)	(65)
Non-GAAP general and administrative	$13,403	$—	$13,403	$11,801
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(5,535)	$(4,280)	$(9,815)	$(14,841)
Plus: Stock-based compensation	13,833	—	13,833	10,222
Plus: Amortization of purchased intangibles	197	—	197	397
Plus: Transaction costs related to acquisition	330		330	—
Plus: Amortization of stock-based compensation capitalized in software development costs	174	—	174	238
Plus: Employer payroll tax on employee equity incentive plans	660	—	660	491
Non-GAAP income (loss) from operations	$9,659	$(4,280)	$5,379	$(3,493)
GAAP operating margin	(5%)	—%	(9%)	(18%)
Non-GAAP adjustments	13%	—%	13%	14%
Non-GAAP operating margin	8%	—%	4%	(4%)
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(8,336)	$(4,280)	$(12,616)	$(14,691)
Plus: Stock-based compensation	13,833	—	13,833	10,222
Plus: Amortization of purchased intangibles	197	—	197	397

Exhibit 99.1

Plus: Transaction costs related to acquisition	330		330	—
Plus: Amortization of stock-based compensation capitalized in software development costs	174	—	174	238
Plus: Employer payroll tax on employee equity incentive plans	660	—	660	491
Plus: Amortization of debt discount and issuance costs	4,952	—	4,952	—
Non-GAAP net income (loss) attributable to New Relic	$11,810	$(4,280)	$7,530	$(3,343)
Non-GAAP net income (loss) per share:
Basic	$0.21	$(0.08)	$0.13	$(0.06)
Diluted	$0.20	$(0.07)	$0.13	$(0.06)
Shares used in non-GAAP per share calculations:
Basic	56,706		56,706	54,699
Diluted	59,848		59,848	54,699

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Six Months Ended September 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$187,620	$(381)	$187,239	$134,112
Plus: Stock-based compensation	1,588	—	1,588	1,129
Plus: Amortization of purchased intangibles	394	—	394	794
Plus: Amortization of stock-based compensation capitalized in software development costs	363	—	363	474
Plus: Employer payroll tax on employee equity incentive plans	184	—	184	85
Non-GAAP gross profit	$190,149	$(381)	$189,768	$136,594
GAAP gross margin	84%	—%	84%	81%
Non-GAAP adjustments	1%	—%	1%	2%
Non-GAAP gross margin	85%	—%	85%	83%
Reconciliation of operating expenses:
GAAP research and development	46,565	$—	$46,565	$36,532
Less: Stock-based compensation	(7,121)	—	(7,121)	(6,141)
Less: Employer payroll tax on employee equity incentive plans	(617)	—	(617)	(431)
Non-GAAP research and development	$38,827	$—	$38,827	$29,960
GAAP sales and marketing	$118,630	$5,577	$124,207	$100,622
Less: Stock-based compensation	(10,818)	—	(10,818)	(8,181)
Less: Employer payroll tax on employee equity incentive plans	(561)	—	(561)	(594)
Non-GAAP sales and marketing	$107,251	$5,577	$112,828	$91,847
GAAP general and administrative	$31,591	$—	$31,591	$28,247
Less: Stock-based compensation	(5,333)	—	(5,333)	(4,394)
Less: Transaction costs related to acquisition	(330)	—	(330)	—
Less: Employer payroll tax on employee equity incentive plans	(233)	—	(233)	(138)
Non-GAAP general and administrative	$25,695	$—	$25,695	$23,715
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(9,166)	$(5,958)	$(15,124)	$(31,289)
Plus: Stock-based compensation	24,860	—	24,860	19,845
Plus: Amortization of purchased intangibles	394	—	394	794
Plus: Transaction costs related to acquisition	330		330	—
Plus: Amortization of stock-based compensation capitalized in software development costs	363	—	363	474
Plus: Employer payroll tax on employee equity incentive plans	1,595	—	1,595	1,248
Non-GAAP income (loss) from operations	$18,376	$(5,958)	$12,418	$(8,928)
GAAP operating margin	(4%)	—%	(7%)	(19%)
Non-GAAP adjustments	12%	—%	13%	14%
Non-GAAP operating margin	8%	—%	6%	(5%)
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(13,951)	$(5,958)	$(19,909)	$(30,625)
Plus: Stock-based compensation	24,860	—	24,860	19,845
Plus: Amortization of purchased intangibles	394	—	394	794

Exhibit 99.1

Plus: Transaction costs related to acquisition	330		330	—
Plus: Amortization of stock-based compensation capitalized in software development costs	363	—	363	474
Plus: Employer payroll tax on employee equity incentive plans	1,595	—	1,595	1,248
Plus: Amortization of debt discount and issuance costs	7,292	—	7,292	—
Non-GAAP net income (loss) attributable to New Relic	$20,883	$(5,958)	$14,925	$(8,264)
Non-GAAP net income (loss) per share:
Basic	$0.37	$(0.11)	$0.26	$(0.15)
Diluted	$0.35	$(0.10)	$0.25	$(0.15)
Shares used in non-GAAP per share calculations:
Basic	56,446		56,446	54,201
Diluted	59,639		59,639	54,201

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$7,830	$(1,080)	$58,214	$16,601
Capital expenditures	(7,215)	(6,980)	(14,255)	(14,394)
Capitalized software development costs	(1,212)	(754)	(3,062)	(1,486)
Free cash flows (Non-GAAP)	$(597)	$(8,814)	$40,897	$721
Net cash provided by (used in) investing activities	$(377,594)	$(2,423)	$(436,863)	$(14,574)
Net cash provided by financing activities	$11,687	$8,921	$442,968	$20,293